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                                                                    Exhibit 10.7


                              EMPLOYMENT AGREEMENT
                              --------------------

         This Employment Agreement ("Agreement") is effective as of the 20th day of May, 1996, between GEO Specialty Chemicals, an Ohio corporation ("GEO" or the "Company"), and Dennis S. Grandle (the "Employee").


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company upon the terms provided in this Agreement;

         WHEREAS, in reliance on this employment offer, the Employee will move from Houston, Texas to Little Rock, Arkansas to accept this position.

         NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement and intending to be legally bound, the parties agree as follows:

         1. EMPLOYMENT. Subject to the terms and conditions set forth herein, the Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, as Vice President/General Manager. In such positions, the Employee agrees to devote his full time and efforts to the business and affairs of the Company and any company to which Employee is transferred hereunder, and to perform and discharge such service and duties of equivalent responsibility and authority of such positions as the Company may from time to time designate.

         2. COMPENSATION. In consideration of the full, prompt and faithful performance of the services and duties to be rendered by the Employee under this Agreement, including the attached and related to agreements, the Company shall pay the Employee as follows:

                  (a) BASE SALARY. The Company shall pay the Employee an annual base salary of $115,000 ("Base Salary") in installments of at least twice a month (the 15th and the last day of the month, "Payday"). After the first calendar year, starting with the date of execution of this Agreement, and after each subsequent calendar year ("Anniversary Date"), the Company agrees to consider Employee for raises to the Base Salary.

                  (b) BONUS. In consideration of the full, prompt and faithful performance of the Position in conformance with the goals for the Position as defined by the Company in its Management Incentive Program ("MIP"), or any other incentive program established by the Company for subsequent years, the Company will pay the Employee a bonus in the amount and under the conditions delineated in the MIP, a copy of which is attached hereto as Exhibit "A," and incorporated herein by reference.


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                  (c) BENEFITS. Employee shall be eligible to participate in the benefit programs outlined in Exhibit B which is attached hereto and incorporated herein by reference. The Employee will be eligible for four (4) weeks paid vacation.

                  (d) SEVERANCE. If the Employee's employment is terminated for any reason, the Company agrees to pay the Employee's moving expenses to any where in the continental United States, under the provisions of the Company's Moving Policy, as specified in Exhibit B. The Severance Moving Allowance shall be paid to the Employee within thirty days of submission of an invoice by the Employee. If the Employee's employment is terminated for cause as defined under this Agreement, he shall be entitled to his accrued Base Salary to the date he receives notice of the termination or the effective date of the termination, whichever is later, and no other payment under the MIP, except as otherwise provided by law or under this Agreement. If the Employee's employment is terminated without cause or in breach, during its initial two year term of this Agreement, the Company agrees to pay the Employee, on his final day of employment, his accrued Base Salary and Bonus to the date he receives notice of the termination or the effective date of the termination whichever is later, and in consideration for the Noncompetition Agreement attached hereto as Exhibit C, and incorporated herein by reference, the Company shall pay the Employee on his final day of employment, one year of his Base Salary, except as otherwise provided by law or under this Agreement. Following the initial two year term, if the Employee continues employment with the Company, and is terminated without cause or breach of this agreement, he will be provided with three months severance pay and moving benefits.

         3. PARTICIPATION THE MANAGEMENT INCENTIVE PROGRAM. The Employee shall be guaranteed participation in the Company's Management Incentive Program unless this Agreement is terminated according to its provisions prior to that time. If the Company terminates the Management Incentive Program, the Company will establish another incentive compensation program for the Employee, unless establishing such an incentive compensation program will cause the Company to default on any of its loan covenants or other financial obligations.

         In addition, in the event that the Employee's employment hereunder is terminated before the end of any fiscal year of the Company, the bonus for that fiscal year, if any, shall be reduced pro rata in the same proportion that the number of days remaining in such fiscal year bears to the total number of days in such fiscal year. Notwithstanding any provision of this Agreement to the contrary, the Employee shall not be entitled to receive a bonus for any fiscal year in which the Employee's employment hereunder terminates and the Employee has been employed by the Company for less than three months during such fiscal year. In addition, the Employee shall not be entitled to a bonus if he is terminated for cause under this Agreement. The terms of the MIP are incorporated into this Agreement. As used herein, the term "bonus" means a bonus under the Management Incentive Program or any other incentive compensation program established by the Company.


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         4. REASSIGNMENT. The Company may, at any time, reassign the Employee to another position of equivalent responsibility and authority with the Company or any of its subsidiaries. In connection therewith, the Company may change the position title or job responsibilities of the Employee. Refusal by the Employee to accept such a reassignment can be grounds for termination for cause under this Agreement, except in cases of undue hardship to the Employee or other personal reasons acceptable to the Company.

         5. NONCOMPETITION AND PROPRIETARY INFORMATION AGREEMENT. As a condition of the Employee's employment hereunder, the Employee hereby agrees to the terms of the Noncompetition and Proprietary Information Agreement attached as Exhibit C (the "Noncompetition Agreement"), which Agreement is incorporated herein by reference in its entirety.

         6. EMPLOYEE OBLIGATIONS. The Employee agrees that he will manage the Company's business from Little Rock, Arkansas. The Employee also agrees that he will devote his full time and efforts to the business and affairs of GEO and any company to which the Employee is transferred under this Agreement, and to perform and discharge such services and duties of equivalent responsibility and authority as the Company may from time to time designate. The Employee agrees that he will fulfill any duty or task as directed by George P. Ahearn, the President of GEO Specialty Chemicals, William P. Eckman, the Senior Vice President of GEO Specialty Chemicals, or any other person designated by Mr. Ahearn or Mr. Eckman. The Employee agrees that he will provide Mr. Ahearn and Mr. Eckman with a written monthly business report. The form, contents, and time for delivery of this monthly business report shall be determined by Mr. Ahearn and Mr. Eckman. The Employee also agrees that he will inform either Mr. Ahearn or Mr. Eckman and obtain concurrence prior to implementing any strategic decision. For purposes of this Agreement, "strategic decision" means any decision or action likely to have a material impact upon the profitability or strategic goals of the Company. The Employee agrees that the term "strategic decision" is to be construed broadly under this Agreement and that he should contact either Mr. Ahearn or Mr. Eckman if he has any doubts, questions, or concerns about whether a contemplated course of action constitutes a strategic decision. The Employee also agrees that he will make measurable and significant progress in moving the Company toward any strategic goals established by the Company. These strategic goals include:

                  (a) Increasing the Company's market share in the aluminum-based water treatment business in a profitable manner;

                  (b) Gaining additional municipal accounts in order to optimize the throughput of the Company's plants;

                  (c) Fully utilizing clay processing capacity to cover overhead and increase profit at the Little Rock facility;

                  (d) Finding additional markets for calcined clay products;


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                  (e) Achieving safe and environmentally sound operations at all manufacturing sites;

                  (f) Broadening the product line to include specialty formulations of polymer blends of aluminum-based chemicals; and

                  (g) Broadening sales of anhydrous alum and increasing the dry alum distribution network and sales volume.

The Employee agrees that the Company may add to, modify, or delete the foregoing list of strategic goals at any time.

         7. TERM. Unless sooner terminated as provided herein, the Employee shall be employed with the Company for an initial term of two (2) years, commencing on the date of this Agreement. Thereafter, the Employee's employment hereunder shall continue for an indefinite period until terminated by either party upon at least thirty (30) days advanced written notice or as otherwise provided herein, which notice may be given at any time prior to the end of the initial two year term, provided that such termination is not effective prior to the end of such term.

         8. TERMINATION. Notwithstanding anything to contrary in the Agreement, the Employee's employment with the Company hereunder shall terminate under the following circumstances, provided that the Management Incentive Compensation provisions shall survive the Employee's death and are payable to his estate as long as the conditions set forth in Paragraph 4 of the Agreement are met:

                  (a) DEATH. In the event the Employee dies, the Employee's employment shall terminate effective as of the end of the month during which his death occurs. Payment of the Employee's salary will cease at the end of that month.

                  (b) DISABILITY. If the Employee, due to physical or mental illness, shall be disabled so as to be unable to perform substantially all of his services for a continuous period of three (3) months, either the Employee or the Company may by notice terminate this Agreement effective as of the last day of the calendar month during which such notice is given, provided such termination shall not be effective until after Employee is certified as disabled in accordance with the certification procedure described below, if requested by either party. Payment of the Employee's salary shall cease as of the date his employment terminates under this provision. If any question shall arise as to whether during any period the Employee was disabled so as to be unable to perform the services required hereunder due to physical or mental illness, the Employee may, and at the request of the Company will, submit to the Company a certification in reasonable detail of a physician selected by the Company as to whether the Employee was so disabled. Nothing herein shall relieve the Company of its obligation to pay the Employee disability benefits in accordance with the Company's disability policy, if any.


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                  (c) TERMINATION BY THE COMPANY FOR CAUSE. The Employee's
         employment hereunder may be terminated effective immediately by the Company at any time for cause by written notice to the Employee. The following acts or omissions by the Employee shall constitute "cause" for such termination: (i) dishonesty or misconduct by the Employee, whether or not in relation to the business of the Company, which is detrimental to the interests of the Company; (ii) insubordination or disloyalty to the Company or any of its officers; (iii) gross negligence or breach of fiduciary duty to the Company; (iv) criticism of the Company or its officers to other employees of the Company or to outsiders, provided that the Employee is entitled to privately express disagreements or reservations to George P. Ahearn and William Eckman;
         (v) failure to timely submit the reports required under Paragraph 6 of the Agreement; and (vi) failure by the Employee to fulfill his obligations under this Agreement, including, but not limited to, the obligations set forth in Paragraph 6 of this Agreement. In the event of termination of the Employee's employment for cause hereunder, the Employee agrees that he shall thereby forfeit: (A) all rights granted to him under any bonus or deferred compensation arrangement of the Company then existing in which he participates, if any, to the extent permitted by law, and (B) his Annual Compensation, including Base Salary and fringe benefits for the effective date of such termination, to the extent permitted by law, and all Incentive Compensation, including any Management Incentive Compensation bonus, regardless of when accrued or payable.

         9. CONFLICTING AGREEMENTS. The Employee represents, warrants and agrees that (a) the execution of this Agreement and the performance of his duties and obligations hereunder will not breach or be in conflict with any other agreement to which he is a party and by which he is bound; (b) except as set forth on Exhibit D, he has not heretofore entered into any written employment, noncompetition, confidentiality or similar agreement; (c) except as set forth on Exhibit C, he is not now subject to any covenants against competition or similar covenants which would affect the performance of his duties hereunder; (d) he has not made and will not make any agreements in conflict with this Agreement; and
(e) he will not disclose to the Company, or use for the Company's benefit, any trade secrets or confidential information that is the property of any other party now or hereafter in his possession. Employee further represents and warrants that the Agreements listed on Exhibit D will not materially interfere with the Employee's performance of his duties hereunder.

         10. SEVERABILITY. The parties agree that each provision contained in this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at all, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law.

         11. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, and administrators of the Employee, and to the successors and assigns of the


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Company. Neither the Company nor the Employees may assign this Agreement or any interest therein by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Company may, at its sole election, assign its rights under the Agreement, in the event of a reorganization, consolidation with or merger with or into any other business entity, or a transfer of all or substantially all of its properties or assets to another business entity, provided such other business entity agrees to accept all of the rights and all of the obligations of the Company under this Agreement.

         12. CONSTRUCTION OF TERMS. The term "Agreement" when used in this Agreement means this Agreement and all Schedules and Exhibits hereto, including without limitation the Noncompetition and Proprietary Information Agreement attached as Exhibit C.

         13. NOTICES. All notices to be sent pursuant to this Agreement shall be in writing and shall have been deemed to have been adequately given if delivered in person, by telex or telecopy, or mailed by registered or certified mail, postage prepaid.

                  If to the Company:

                  George P. Ahearn
                  GEO Specialty Chemicals
                  28601 Chagrin Blvd., #450
                  Cleveland, Ohio  44122

                  With a copy to:

                  Thompson Hine & Flory LLP
                  3900 Society Center
                  127 Public Square
                  Cleveland, Ohio 44114
                  Attn: Michael J. Frantz, Esq.

                  If to the Employee:

                  Dennis S. Grandle
                  12107 Maple Rock
                  Houston, TX  77077

or to such other address as any party may from time to time designate for itself by notice in writing given to the other party hereto.

         14. WAIVERS. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed to be a continuing waiver unless specifically stated therein.


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         15. ENTIRE AGREEMENT. This Agreement, together with all Schedules and
Exhibits hereto, constitutes the entire understanding of the parties hereto with respect to the Employee's employment with the Company. This Agreement supersedes any prior agreement or arrangement concerning the Employer's employment with the Company. No modifications of any provisions of this Agreement shall be made unless made in writing and signed by the parties hereto.

         16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio.

         17. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18. CONFIDENTIALITY. The terms of this Agreement are confidential and shall not be disclosed by the Employee to any third party except for his wife, his accountant, and his attorney. Each of such persons to whom the Employee discloses the terms of this Agreement shall be advised by the Employee to maintain the confidentiality of same.

         19. HEADINGS. The headings of sections and paragraphs herein are included solely for convenience of reference and shall not effect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto, or their duly authorized representatives, have signed, sealed and delivered this Agreement effective as of the day and year first above written.

                                               GEO SPECIALTY CHEMICALS


                                               By: /s/ George P. Ahearn
                                                  ------------------------------

                                               DENNIS S. GRANDLE

                                               /s/ Dennis S. Grandle
                                               ---------------------------------


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